Exhibit 99
                                                                      ----------



[PARAGON LETTERHEAD]                                                        News



FOR:                  PARAGON TECHNOLOGIES, INC.


CONTACTS:             Bill Johnson, CEO

                      610-252-3205
                      610-252-3102 (fax)
                      www.paragontechnologiesinc.com
                      ------------------------------



                PARAGON TECHNOLOGIES REPORTS 2001 FOURTH QUARTER
                             AND FISCAL YEAR RESULTS

EASTON, PA -- March 18, 2002 -- Paragon Technologies, Inc. (AMEX: PTG), a leading deliverer of "smart" materials handling solutions, including systems, technologies, products and services, today announced results for the fourth quarter and year ended December 31, 2001.

Net earnings for the fourth quarter of 2001 totaled $151,000, or $0.04 basic earnings per share, compared to net earnings of $1,075,000, or $0.26 basic earnings per share, in the fourth quarter of 2000. Earnings before interest, taxes, depreciation, and amortization ("EBITDA") for the fourth quarter of 2001 was approximately $620,000 compared to $2.45 million for the fourth quarter of 2000. Sales for the fourth quarter of 2001 were approximately $11.8 million compared to sales of approximately $15.8 million in the fourth quarter of 2000. Order backlog, which was impacted by the economic slowdown, was approximately $13.3 million at the end of the fourth quarter of 2001.

Excluding restructuring and special charges and severances of $2.1 million, EBITDA for fiscal 2001 was approximately $4.3 million, pre-tax earnings totaled $1.8 million, and basic earnings per share were approximately $0.29. In comparison, excluding restructuring charges of $337,000, EBITDA for 2000 was approximately $8.8 million, pre-tax earnings totaled $6.05 million, and basic earnings per share were approximately $.88.

Net loss for fiscal 2001 totaled $62,000, or $0.01 basic loss per share, compared with net earnings of approximately $3.48 million, or $0.83 basic earnings per share for fiscal 2000. Sales for fiscal 2001 were approximately $50.8 million compared to sales of approximately $64.3 million for fiscal 2000.

Bill Johnson, Paragon's Chief Executive Officer, commented, "2001 presented Paragon with a number of unique challenges and opportunities. During the year, we took decisive action to improve the Company's operational and financial flexibility, which will enable us to compete more effectively, continue providing our customers with industry-leading products and services, and deliver long-term value to our shareholders. In 2001, we reached a number of key milestones, including:


                                   -- MORE --

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                    600 Kuebler Road o Easton, PA 18040-9295
                      Tel: 610-252-3205 o Fax: 610-252-3102
                         info@paragontechnologiesinc.com

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PARAGON TECHNOLOGIES / 2


      o Consolidating Paragon into one business with three brands -- Paragon Technologies, Ermanco, and SI Systems;
      o Implementing a multi-brand, multi-channel marketing and sales strategy to maximize sales;
      o Launching a continuous improvement process -- our World Class operations program -- to reduce costs and inventory levels, speed cycles, and improve quality and safety;
      o Introducing our Narrow Belt Sorter ("NBS") family of products; and
      o Reincorporating the Company in the state of Delaware.

We have already begun to realize benefits of our cost reduction strategy and, together with the investments we've made in product development, improved marketing, and our World Class operations initiative, we are strongly positioned to achieve enhanced profitability when economic conditions improve."

The Company will host a conference call to discuss these results on Monday, March 18, 2002 at 11:00 a.m. EST. To participate in the call, please dial 888-957-9865 and ask for the Paragon Technologies teleconference. International participants should dial 712-271-0955. Simultaneous with the conference call, an audio web cast of the call will be available via a link on the Paragon website, www.paragontechnologiesinc.com.
------------------------------


About Paragon Technologies

Paragon Technologies is a leader in integrating materials handling systems and creating automated solutions for material flow applications. Ermanco's branded conveyor technologies and materials handling solutions address the needs of the distribution, assembly, and manufacturing marketplace. SI Systems' branded technologies and materials handling solutions address unit assembly handling and order fulfillment applications. Paragon Technologies' Quality Management System at its Easton, Pennsylvania location is certified to the ISO 9001 standard. The scope of the Quality Management System governs the design, manufacture, assembly, installation, and servicing of automated materials handling and distribution systems. One of the top materials handling systems suppliers worldwide, Paragon's leading clients include the United States Postal Service, General Motors, IBM, BMG, Daimler Chrysler, Johnson & Johnson, Ford, Peterbilt, Harley-Davidson, Walgreens, and Clark Equipment.

                                       * * *




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Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, and certain operational matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should," "continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of risks and uncertainties associated with Paragon's restructuring, including the failure to achieve anticipated operating savings, and the possibility that the restructuring charges will be greater than anticipated; (2) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases; or
(3) if the factors on which Paragon's conclusions are based do not conform to its expectations.

             This press release and prior releases are available at
                         www.paragontechnologiesinc.com
                         ------------------------------

PARAGON TECHNOLOGIES / 3



                           Paragon Technologies, Inc.
                           Consolidated Balance Sheets
                             Selected Financial Data
                                 (In Thousands)


--------------------------------------------------------------------------------
                                      December 31, 2001      December 31, 2000
--------------------------------------------------------------------------------
Cash and cash equivalents                 $   6,114                  7,925
Trade receivables, net                    $   7,093                  7,040
Inventories                               $   2,393                  3,046
Working capital                           $   5,812                  7,657
Total assets                              $  41,343                 45,917
Long-term debt                            $  10,312                 12,780
Shareholders' equity                      $  16,881                 16,980
--------------------------------------------------------------------------------







                           Paragon Technologies, Inc.
                      Consolidated Statements of Operations
                             Selected Financial Data
                  (In Thousands, Except Per Share Information)

-----------------------------------------------------------------------------------------------------------
                                              Fourth Quarter Ended                       Year Ended
                                                   December 31                           December 31
                                          ---------------------------           ---------------------------
                                             2001             2000                 2001             2000
                                          ---------------------------           ---------------------------
Net sales                                 $  11,805           15,800            $  50,752           64,306
                                             ======           ======               ======           ======

Pre-tax earnings before
  restructuring and special
  charges and severances                  $     133            1,737            $   1,788            6,050
Restructuring and special
  charges and severances                         84                -                2,107              337
                                             ------           ------               ------           ------
Pre-tax earnings (loss)                          49            1,737                 (319)           5,713
Income tax expense (benefit)                   (102)             662                 (257)           2,233
                                             ------           ------               ------           ------
Net earnings (loss)                       $     151            1,075            $   (  62)           3,480
                                             ======           ======               ======           ======

Basic earnings (loss) per share           $     .04              .26            $    (.01)             .83
                                             ======           ======               ======           ======
Diluted earnings (loss) per share         $     .04              .26            $    (.01)             .82
                                             ======           ======               ======           ======
--------------------------------------- ---------------- ---------------- --- ---------------- ----------------